UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 6

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware	27-0187394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Chrysler Drive Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

(248) 512-2950
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Class B LLC Membership Interests
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Chrysler Group LLC is filing this Amendment No. 6 to the Registration Statement on Form 10 (File No. 000-54282) for the purpose of filing an exhibit to the Registration Statement. Amendment No. 6 does not modify any part of the Registration Statement other than Item 15(b).

Item 15. Financial Statements and Exhibits.

(b) Exhibits

Exhibit Number	Description of Documents

2.1	Master Transaction Agreement, dated as of April 30, 2009, among Fiat S.p.A., Chrysler Group LLC, Old Carco LLC and the other subsidiaries of Old Carco LLC identified therein**

2.2	First Amendment, dated as of May 31, 2009, to the Master Transaction Agreement, dated as of April 30, 2009, among Fiat S.p.A., Chrysler Group LLC, Old Carco LLC and the other subsidiaries of Old Carco LLC identified therein**

2.3	Second Amendment, dated as of June 5, 2009, to the Master Transaction Agreement, dated as of April 30, 2009, among Fiat S.p.A., Chrysler Group LLC, Old Carco LLC and the other subsidiaries of Old Carco LLC identified therein**

2.4	Third Amendment, dated as of June 10, 2009, to the Master Transaction Agreement, dated as of April 30, 2009, among Fiat S.p.A., Chrysler Group LLC, Old Carco LLC and the other subsidiaries of Old Carco LLC identified therein**

2.5	Fourth Amendment, dated as of October 29, 2009, to the Master Transaction Agreement, dated as of April 30, 2009, among Fiat S.p.A., Chrysler Group LLC, Old Carco LLC and the other subsidiaries of Old Carco LLC identified therein**

3.1	Certificate of Formation of Chrysler Group LLC, as amended**

3.2	Amended and Restated Limited Liability Company Operating Agreement of Chrysler Group LLC, dated as of June 10, 2009**

3.3	First Amendment to the Amended and Restated Limited Liability Company Operating Agreement of Chrysler Group LLC, dated as of August 7, 2009**

3.4	Second Amendment to the Amended and Restated Limited Liability Company Operating Agreement of Chrysler Group LLC, dated as of January 29, 2010**

3.5	Third Amendment to the Amended and Restated Limited Liability Company Operating Agreement of Chrysler Group LLC, dated as of April 5, 2011**

4.1	Indenture, dated as of June 10, 2009, between Chrysler Group LLC, as issuer, and U.S. Bank National Association, as trustee**

4.2	First Supplemental Indenture, dated as of March 9, 2010, to the Indenture, dated as of June 10, 2009, between Chrysler Group LLC, as issuer, and U.S. Bank National Association, as trustee**

4.3	Registration Rights Agreement, dated as of June 10, 2009 by and between Chrysler Group LLC and UAW Retiree Medical Benefits Trust**

10.1	First Lien Credit Agreement, dated as of June 10, 2009, by and between Chrysler Group LLC and The U.S. Department of the Treasury, as lender**†

10.2	First Amendment, dated as of September 16, 2009, to the First Lien Credit Agreement, dated as of June 10, 2009, by and between Chrysler Group LLC and The U.S. Department of the Treasury, as lender**

Exhibit Number	Description of Documents

10.3	Second Amendment, dated as of October 8, 2009, to the First Lien Credit Agreement, dated as of June 10, 2009, by and between Chrysler Group LLC and The U.S. Department of the Treasury, as lender**

10.4	Third Amendment, dated as of February 11, 2010, to the First Lien Credit Agreement, dated as of June 10, 2009, by and between Chrysler Group LLC and The U.S. Department of the Treasury, as lender**

10.5	Fourth Amendment, dated as of April 30, 2010, to the First Lien Credit Agreement, dated as of June 10, 2009, by and between Chrysler Group LLC and The U.S. Department of the Treasury, as lender**†

10.6	Amended and Restated Loan Agreement, dated as of June 10, 2009, among Chrysler Canada Inc., as borrower, the other loan parties thereto, and Export Development Canada, as lender**†

10.7	First Amendment, dated July 8, 2009, to the Amended and Restated Loan Agreement, dated as of June 10, 2009, among Chrysler Canada Inc., as borrower, the other loan parties thereto, and Export Development Canada, as lender**

10.8	Second Amendment, dated as of October 23, 2009, to the Amended and Restated Loan Agreement, dated as of June 10, 2009, among Chrysler Canada Inc., as borrower, the other loan parties thereto, and Export Development Canada, as lender**

10.9	Third Amendment, dated March 11, 2010, to the Amended and Restated Loan Agreement, dated as of June 10, 2009, among Chrysler Canada Inc., as borrower, the other loan parties thereto, and Export Development Canada, as lender**

10.10	The Agreement to Open a Line of Credit, dated as of July 1, 2010, entered into by Banco Nacional de Comercio Exterior and Nacional Financiera, as lenders, and Chrysler de Mexico, S.A. de C.V., as borrower**†

10.11	Irrevocable Trust Agreement on the Management, Guarantee and Source of Payment with Rights of Reversion, entered into between Chrysler de Mexico, S.A., Banco Nacional de Comercio Exterior, Sociedad Nacional de Credito, a Development Banking Institution, and Nacional Financiera, Sociedad Nacional de Crédito, a Development Banking Institution, Party of the First Part, and Nacional Financiera, Sociedad Nacional de Crédito, a Development Banking Institution, Fiduciary Administration, Party of the Second Part**†

10.12	Assignment and Assumption and Consent Agreement, dated as of June 10, 2009, by and among UAW Retiree Medical Benefits Trust and Chrysler Group LLC**

10.13	Shareholders Agreement, dated as of June 10, 2009, by and among Fiat North America LLC, The U.S. Department Of The Treasury, 7169931 Canada Inc., the UAW Retiree Medical Benefits Trust (VEBA), the VEBA holding companies identified therein and Chrysler Group LLC**

10.14	UAW Retiree Settlement Agreement, dated June 10, 2009, between Chrysler Group LLC and the International Union, United Automobiles, Aerospace and Agricultural Implement Workers of America**

Exhibit Number	Description of Documents

10.15	Unsecured Promissory Note – Tranche A, dated December 31, 2010, between Chrysler Canada Inc., as promissor, and Auto Sector Retiree Health Care Trust, as holder**

10.16	Unsecured Promissory Note – Tranche B, dated December 31, 2010, between Chrysler Canada Inc., as promissor, and Auto Sector Retiree Health Care Trust, as holder**

10.17	Unsecured Promissory Note – Tranche C, dated December 31, 2010, between Chrysler Canada Inc., as promissor, and Auto Sector Retiree Health Care Trust, as holder**

10.18	Unsecured Promissory Note – Tranche D, dated December 31, 2010, between Chrysler Canada Inc., as promissor, and Auto Sector Retiree Health Care Trust, as holder**

10.19	Master Industrial Agreement, dated as of June 10, 2009, by and among Fiat Group Automobiles S.p.A., Fiat Powertrain Technologies S.p.A, Fiat North America LLC and Chrysler Group LLC**

10.20	Auto Finance Operating Agreement, dated as of April 30, 2009, by and between Ally Financial Inc. and Chrysler Group LLC†

10.21	Letter Agreement between Chrysler Group LLC and Holly E. Leese**

10.22	Letter Agreement between Chrysler Group LLC and Nancy A. Rae**

10.23	Chrysler Group LLC Supplemental Executive Retirement Plan, as amended**

10.24	Chrysler Group LLC Executive Employees’ Supplemental Managed Retirement Plan**

10.25	Chrysler Group LLC Restricted Stock Unit Plan, as amended**

10.26	Form of Award Notice under the Chrysler Group LLC Restricted Stock Unit Plan dated November 12, 2009**

10.27	Form of Award Notice under the Chrysler Group LLC Restricted Stock Unit Plan dated March 12, 2010**

10.28	Form of Award Notice under the Chrysler Group LLC Restricted Stock Unit Plan dated January 20, 2011**

10.29	Chrysler Group LLC Deferred Phantom Share Plan, as amended**

10.30	Chrysler Group LLC Directors’ Restricted Stock Unit Plan**

10.31	Form of Award Notice under the Chrysler Group LLC Directors’ Restricted Stock Unit Plan dated November 12, 2009**

10.32	Termination Allowance Plan**

10.33	Letter Agreement, dated as of April 20, 2011, between Chrysler Group LLC and the U.S. Department of the Treasury**

21.1	List of Subsidiaries of Chrysler Group LLC**

Exhibit Number	Description of Documents

99.1	Call Option Agreement Regarding Equity Securities of Chrysler Group LLC, dated as of June 10, 2009, by and among Fiat North America LLC, The U.S. Department Of The Treasury, and the UAW Retiree Medical Benefits Trust**

99.2	Call Option Agreement Regarding Equity Securities of Chrysler Group LLC, dated as of June 10, 2009, by and between Fiat North America LLC and The U.S. Department Of The Treasury**

99.3	Equity Recapture Agreement, dated June 10, 2009, by and among The U.S. Department Of The Treasury, UAW Retiree Medical Benefits Trust (VEBA), and the VEBA holding companies identified therein**

** Previously filed.
† Confidential treatment has been requested for portions of this exhibit by the SEC.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 7, 2011		Chrysler Group LLC
Registrant
	By:	/s/ Richard K. Palmer

		Name:	Richard K. Palmer
		Title:	Senior Vice President and Chief Financial Officer